                                                                    EXHIBIT 99.1


            THIRD AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT

     This Agreement, dated as of February 29, 2000 is entered into by and among StorageNetworks, Inc., a Delaware corporation (the "Company"), and the persons whose names and addresses appear under the heading "Stockholders" on the signature pages to this Agreement (individually, a "Stockholder", and collectively, together with any person or entity to which rights of a Stockholder hereunder are transferred pursuant to Section 5.1, the "Stockholders").

                                   BACKGROUND
                                   ----------

     WHEREAS, the Company has previously entered into a Second Amended and Restated Stockholder Rights Agreement dated January 7, 2000, (the "Prior Stockholder Rights Agreement") with certain holders of the Company's Common Stock $.01 par value per share ("Common Stock"), Series A Convertible Preferred Stock, $.01 par value per share ("Series A Preferred Stock"), Series B Convertible Preferred Stock, $.01 par value per share ("Series B Preferred Stock") and Series C Convertible Preferred Stock, $.01 par value per share (Series C Preferred Stock") (collectively, the "Existing Stockholders"); and

     WHEREAS, the Company has authorized a new series of Preferred Stock to be designated "Series D Convertible Preferred Stock, "$.01 par value per share (the "Series D Preferred Stock"); and

     WHEREAS, the Company is entering into a Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), in connection with which the Company has agreed to sell shares of its Series D Preferred Stock to certain investors (the "Series D Investors"), and the Company desires to grant to such Series D Investors certain registration and other rights with respect to their shares of Series D Preferred Stock; and

     WHEREAS, the Company and the Existing Stockholders believe it to be in their mutual best interests that the Prior Stockholder Rights Agreement be amended and restated in its entirety, effective as of the closing of the transactions contemplated by the Stock Purchase Agreement, in order to accommodate the rights to be granted to the Series D Investors.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, the parties hereto agree as follows:

     1.  CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" means the United States Securities and Exchange Commission, or
      ----------
any other federal agency at the time administering the Securities Act.

     "Common Stock" means the common stock, par value $.01 per share, of the
      ------------
Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "Initial Public Offering" means the first underwritten public offering of
      -----------------------
Common Stock of the Company for the account of the Company and offered on a "firm commitment" or "best efforts" basis pursuant to an effective Registration Statement.

     "Registration Statement" means a registration statement filed by the
      ----------------------
Company with the Commission for a public offering and sale of Common Stock by the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     "Registration Expenses" means the expenses described in Section 2.4.
      ---------------------

     "Registrable Shares" means (i) the shares of Common Stock issued or
      ------------------
issuable upon conversion of the Shares, (ii) any shares of Common Stock now held or hereafter acquired by the Stockholders and any transferee from a Stockholder permitted pursuant to Section 5.1 hereof (including without limitation any shares acquired by reason of the exercise of any preemptive rights), (iii) any shares of Common Stock issued or issuable upon the conversion of any other securities acquired by the Stockholders pursuant to Section 4 of the Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of even date hereof, by and among the Company and the Stockholders, and any transferee thereof permitted pursuant to Section 5.1 hereof, and (iv) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events, and any transferee thereof permitted pursuant to Section 5.1 hereof,);

provided, however, that shares of Common Stock which are Registrable Shares
--------  -------
shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (ii) upon any sale in any manner to a person or entity which, by virtue of Section 5.1 of this Agreement, is not entitled to the rights provided by this Agreement. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not yet been effected.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "Shares" means (i) the shares of Series A Preferred Stock, Series B
      ------
Preferred Stock, Series C Preferred Stock and Series D Preferred Stock outstanding on the date hereof and (ii) any shares of Series B Preferred Stock issued upon exercise of a Series B Warrant and any shares of Series D Preferred Stock issued upon exercise of a Series D Warrant.

     "Series B Warrants" shall mean, collectively, the Warrants to purchase
      -----------------
shares of Series B Preferred Stock outstanding on the date hereof.

     "Series D Warrants" shall mean, collectively, the Warrants to purchase
      -----------------
shares of Series D Preferred Stock that the Company has issued or may issue from time to time.

     2.   REGISTRATION RIGHTS

          2.1  Required Registrations.
               ----------------------

               (a) At any time during the period beginning upon the earlier of
(i) July 1, 2002 and (ii) the expiration of six (6) months after the date of closing of the Initial Public Offering, and ending upon the tenth anniversary of the date of this Agreement (when the registration rights provided for in this Section 2.1(a) shall expire and terminate), a Stockholder or Stockholders holding in the aggregate more than twenty percent (20%) of the Registrable Shares may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders having a fair market value (based upon the closing price of the Registrable Shares on the date of the written request or the estimated market value of the shares to be registered, if no active public trading market for the Company's Common Stock then exists) of at least $5,000,000.

     If the Stockholders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Stockholders to participate in such registration shall be conditioned on such Stockholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all other Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within thirty (30) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all Stockholders may not be included in the offering, then all Stockholders who have requested registration shall participate in the registration pro rata based upon the number of Registrable Shares which they have requested to be so registered. Thereupon, subject to this Section 2.1(a), the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-1 or Form S-2 (or any successor form) of all Registrable Shares which the Company has been requested to so register.

               (b) At any time during the period beginning upon the date upon which the Company first becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings) and ending upon the tenth anniversary of the date of this Agreement (when the registration rights provided for in this Section 2.1(b) shall expire and terminate), a Stockholder or Stockholders holding in the aggregate more than ten percent (10%) of the Registrable Shares may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares having a fair market value (based upon the closing price of the Registrable Shares on the date of the written request) of at least $1,000,000. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all other Stockholders. The other Stockholders shall have the right, by giving written notice to the Company within thirty (30) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all Stockholders may not be included in the offering, then the Stockholders who have requested registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereinto). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among the other requesting holders pro rata in the manner described in the preceding sentence. Thereupon, subject to this Section 2.1(b), the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or such successor form) of all Registrable Shares which the Company has been requested to so register.

               (c) The Company shall not be required to effect more than three registrations pursuant to paragraph (a) above, or more than one registration in any 12-month period pursuant to paragraph (b) above. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six (6) months after the effective date of any other Registration Statement of the Company.

               (d) If at the time of any request to register Registrable Shares pursuant to this Section 2.1, the Company is engaged or has specific plans to engage within thirty (30) days of the time of the request in a registered public offering of securities for its own account or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of ninety (90) days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 18-month period.

          2.2  Incidental Registration.
               -----------------------

               (a) Whenever the Company proposes to file a Registration Statement at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of any such Stockholders given within thirty (30) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Stockholder. The registration rights provided for in this
Section 2.2 shall continue in effect until the tenth anniversary of the date of this Agreement (when the registration rights provided for in this Section 2.2 shall expire and terminate).

               (b) In connection with any registration under this Section 2.2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the underwriter managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all Stockholders may not be included in the offering, then the Stockholders who have requested registration shall participate in the registration, together with any other holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such a registration, pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereinto). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among the other requesting holders pro rata in the manner described in the preceding sentence.

               (c) Notwithstanding the foregoing, the Company shall not be required, pursuant to this Section 2.2, to include any Registrable Shares in a Registration Statement (other than in the Initial Public Offering) if such Registrable Shares can then be sold pursuant to Rule 144(k) under the Securities Act and represent less than 1% of the then outstanding shares of Common Stock.

          2.3  Registration Procedures.
               -----------------------

               (a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                   (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or one hundred twenty (120) days after the effective date thereof;

                   (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or one hundred twenty (120) days after the effective date thereof;

                   (iii) as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder;

                   (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholders; provided, however, that the Company shall not be
                             --------  -------
required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                   (v) furnish, at the request of any holder whose Registrable Shares are being registered pursuant to this Section 2, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, on the date that the registration statement with respect to such securities becomes effective, if such securities are not being sold through underwriters, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request; and

                   (vi) if the Company's common stock is then listed in any national securities exchange, the Nasdaq national market or quoted on an over-the-counter system, the Company shall use its best efforts to cause the Registrable Shares to be registered hereunder to be so listed.

               (b) If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

               (c) In the event that, in the reasonable judgment of the Company, it is advisable to suspend use of a prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all selling Stockholders to such effect, and, upon receipt of such notice, each such selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such selling Stockholder has received copies of a supplemented or amended prospectus or until such selling Stockholder is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The time periods set forth in Section 2.3(a) shall be extended for the same number of days as the selling Stockholders have been required to discontinue sales of Registrable Securities pursuant to this Section 2.3(c). Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of 60 days in any 365-day period.

          2.4  Allocation of Expenses. The Company will pay all Registration
               ----------------------
Expenses of all registrations under this Agreement; provided, however, that if a
                                                    --------  -------
registration under Section 2.1 is withdrawn at the request of the Stockholder initiating such request (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested) and if the initiating Stockholders elect not to have such registration counted as a registration requested under Section 2.1, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

     For purposes of this Section 2.4, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the selling Stockholders to represent the selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Stockholders' own counsel (other than the counsel selected to represent all selling Stockholders).

          2.5  Indemnification and Contribution.
               --------------------------------

               (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in
                     --------  -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

               (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligation of each Stockholder hereunder
            --------  -------
shall be limited to an amount equal to the net proceeds to such Stockholder of Registrable Shares sold in connection with such registration.

               (c) Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying
                                --------
Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and, provided further, that the failure of any Indemnified
                           ----------------
Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5, except to the extent that the Indemnified Party is adversely effected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that
                                                         -------- --------
the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation or which includes an admission of liability on behalf of the Indemnified Party, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

               (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 2.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Stockholder or any such controlling person in circumstances for which indemnification is provided under this Section 2.5; then, in each such case, the Company and such

Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above; provided however, that, in any
                                                -------- -------
such case, (A) no such holder will be required to contribute any amount in excess of the net proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement less any amounts paid in indemnity, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of
Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.5, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.5. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent.

          2.6  Indemnification with Respect to Underwritten Offering.  In the
               -----------------------------------------------------
event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

          2.7  Information by Holder.  Each Stockholder including Registrable
               ---------------------
Shares in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          2.8  "Stand-Off" Agreement.
                --------------------

               (a) Each Stockholder, if requested by the Company and the managing underwriter of the Initial Public Offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed one hundred eighty (180) days) following the effective date of such Registration Statement; provided that the
                                                             --------
Officers and directors who own stock of the Company and all 1% stockholders of the Company also agree and remain subject to such restrictions.

               (b) Each Stockholder agrees that in the event the Company proposes to offer for sale to the public any of its equity securities after the Initial Public Offering, and (i) if such stockholder is an "affiliate" of the Company or holds beneficially or of record five percent (5%) or more of the outstanding equity securities of the Company, (ii) if such Stockholder has requested registration of its Registrable Shares in the offering and such shares have not been cut back or excluded from such offering pursuant to Section 2.1(b) or 2.2(b), and (iii) if requested by the Company and an underwriter of Common Stock or other securities of the Company, and if all other "affiliates" (including without limitation, the directors and executive officers of the Company) and such 5% stockholders are requested by the Company and such underwriter to sign, and actually do sign, any agreement restricting the sale or other transfer of shares of the Company, then such Stockholder will not sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder during the period specified by the Company and the underwriter (not to exceed ninety (90) days) following the effective date of the Registration Statement filed with respect to such offering. Such agreement shall be in writing and in form and substance reasonably satisfactory to the Stockholder, the Company and such underwriter and pursuant to customary terms and conditions.

               (c) Notwithstanding the foregoing, the provisions of this Section
2.8 shall not be interpreted to restrict Goldman, Sachs & Co. and its affiliates in the normal course of their brokerage, advisory, financing, trading, arbitrage and other of their ordinary course activities.

          2.9  Rule 144 Requirements.  After the earliest of (i) the closing of
               ---------------------
the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

               (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

               (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     3.  RIGHT OF FIRST REFUSAL

3.1  Rights of Stockholders.

               (a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange,
(i) any shares of its Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant (other than the Series D Warrants) or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into capital stock of the Company (collectively, the "Offered Securities"), unless in each such case the Company shall have first complied with this Section 3.1. The Company shall deliver to each Stockholder a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the "Offer"), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (iv) offer to issue and sell to or exchange with such Stockholder (A) a pro rata portion of the Offered Securities determined by dividing the aggregate number of shares of Common Stock then held by such Stockholder (giving effect to the conversion of all shares of convertible preferred stock then held) by the total number of shares of Common Stock then outstanding (giving effect to the conversion of all outstanding shares of convertible preferred stock) (the "Basic Amount"), and (B) any additional portion of the Offered Securities attributable to the Basic Amounts of other Stockholders as such Stockholder shall indicate it will purchase or acquire should the other Stockholders subscribe for less than their Basic Amounts (the "Undersubscription Amount").

               (b) To accept an Offer, in whole or in part, a Stockholder must deliver a written notice to the Company prior to the end of the 15-day period of the Offer, setting forth the portion of the Stockholder's Basic Amount that such Stockholder elects to purchase and, if such Stockholder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Stockholder elects to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Stockholders are less than the total of all of the Basic Amounts available for purchase, then each Stockholder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription
                              --------  -------
Amounts subscribed for exceed the difference between the total of all of the Basic Amounts available for purchase and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Stockholder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Stockholder bears to the total Undersubscription Amounts subscribed for by all Stockholders, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

               (c) The Company shall have 90 days from the expiration of the period set forth in Section 3.1(b) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Stockholders (the "Refused Securities"), but only to the offerees or Stockholders described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

               (d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 3.1(c) above), then each Stockholder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Stockholder elected to purchase pursuant to Section 3.1(b) above multiplied by a fraction,
(i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Stockholders pursuant to Section 3.1(b) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Stockholder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Stockholders in accordance with Section 3.1(a) above.

               (e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Stockholders shall acquire from the Company, and the Company shall issue to the Stockholders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.1(d) above if the Stockholders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Stockholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Stockholders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Stockholders and their respective counsel.

               (f) Any Offered Securities not acquired by the Stockholders or other persons in accordance with Section 3.1(c) above may not be issued, sold or exchanged until they are again offered to the Stockholders under the procedures specified in this Agreement.

               (g) The rights of the Stockholders under this Section 3 shall not apply to:

                    (i) Common Stock issued as a stock dividend or upon any subdivision or combination of shares of Common Stock;

                    (ii) the issuance of any shares of Common Stock upon conversion of shares of convertible preferred stock;

                    (iii) shares of Common Stock issued or issuable to employees or directors of, or consultants to, the Corporation pursuant to, or upon the exercise of stock options that are granted pursuant to, plans or other arrangements adopted by the Board of Directors of the Company;

                    (iv) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity that is not primarily a financing transaction; or

                    (v) shares of capital stock or options or warrants to purchase capital stock issued to a vendor or other business entity in connection with a business transaction that has a principal purpose other than the purchase of such capital stock, options or warrants; provided that such business transaction is approved by the affirmative vote of a majority of the whole Board of Directors; or

                    (vi)  the Series D Warrants;

                    (vii) shares of Common Stock sold by the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act.

          3.2  Termination.  This Section 3 shall terminate upon the earlier of
               -----------
the following events:

               (a) The sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise; or

               (b) The closing of the Initial Public Offering.

     4.  CERTAIN COVENANTS

          4.1  Financial Statements and Other Information.  Subject to the
               ------------------------------------------
provisions of Section 4.3, the Company shall deliver to each Stockholder:

               (a) within 90 days after the end of each fiscal year of the Company commencing with the fiscal year ended December 31, 1999, an audited balance sheet of the Company as at the end of such year, and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company;

               (b) within 45 days after the end of each fiscal quarter of the Company ending after the date hereof, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter; and

               (c) promptly following the request thereof, all such other information as a Stockholder shall reasonably request.

          4.2  Shares Reserved for Options, Etc.  Subject to the provisions of
               --------------------------------
Section 4.3, the Company shall not reserve more than 10,920,000 shares of Common Stock (as adjusted to reflect the 2-for-1 stock split in the form of a dividend declared by the Board of Directors of the Company on January 26, 2000 and which number of shares shall be subject to appropriate adjustment in the event of any future stock dividend, stock split, combination or other similar recapitalization affecting the shares of Common Stock), for issuance to employees or directors of, or consultants to, the Company pursuant to, or upon the exercise of, stock options that are granted pursuant to plans or other arrangements adopted by the Board of Directors of the Company, without first obtaining the written consent of a majority of the members of the Board of Directors.

          4.3  Termination.  The obligations of the Company contained in
               -----------
Sections 4.1 and 4.2 shall terminate, and be of no further force or effect, upon the earlier of (i) the closing of the sale of shares of Common Stock in a public offering pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to the Company of at least $50,000,000 at a per share price to the public of at least $12.85 (as adjusted to reflect the 2-for-1 stock split in the form of a dividend declared by the Board of Directors of the Company on January 26, 2000 and subject to appropriate adjustment in the event of any future stock dividend, stock split, combination or other similar recapitalization), (ii) such time as the Stockholders hold in the aggregate less than 1,000,000 shares of Preferred Stock (which number of shares shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the shares of Preferred Stock), and (iii) the tenth year anniversary of the date hereof.

          4.4  Prior Stockholder Rights Agreement Superceded.  The undersigned
               ---------------------------------------------
(i) existing Stockholders holding at least 75% of the Registrable Shares under the Prior Stockholder Rights Agreement and (ii) the Company hereby agree that this Agreement shall amend, restate, supercede and replace in its entirety the Prior Stockholder Rights Agreement and that the provisions of the Prior Stockholder Rights Agreement shall thereafter be of no further force and effect.

          4.5  Access to Management.  Each Stockholder shall have the right to
               --------------------
consult with the Company's Chief Executive Officer and Chief Financial Officer to such degree and in such manner as shall be reasonably sufficient to meet the needs of such Stockholder's venture capital operating company requirements under ERISA.

          4.6  Indemnification.  The Company hereby agrees to indemnify and hold
               ---------------
each of the Stockholders and their (if applicable) general and limited partners, shareholders, affiliates, directors, officers and other representatives free and harmless from and against any and all actions, causes of action, or suits brought against them by third parties ("Third Party Claims"), for losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements arising from any such Third Party Claims, incurred solely as a result of such Stockholder's capacity as a shareholder of the Company by reason of Investors' purchase of the Shares and which Third Party Claims relate to the business activities of the Company, its officers, directors and agents acting on behalf of the Company.

          4.7  Use of Name.  Neither the Company nor any of its affiliates shall
               -----------
use the name of The Goldman Sachs Group, Inc., Global Crossing Ltd. or Dell Computer Corp. or any of their respective affiliates (each a "Named Investor Entity"), in any press release, notice or other publication without the prior written consent of such Named Investor Entity, which such consent shall not be unreasonably withheld; provided, however, that each Named Investor Entity
                       --------  -------
acknowledges and agrees that the Company may issue a press release upon the Closing (as defined in the Stock Purchase Agreement) stating the total amount invested in the Company and a list of the Investors.

          4.8  Aggregation of Shares.  All shares held or acquired by all
               ---------------------
Goldman Sachs Group, Inc. and its Named Investor Entities shall be aggregated together for the purpose of determining the availability of any rights under the applicable transaction agreement.

     5.   GENERAL

          5.1  Transfer of Rights.  The rights and obligations of each
               ------------------
Stockholder hereunder may be transferred by any Stockholder to (i) any other person or entity which controls, is controlled by, under common control with, or is otherwise affiliated with, such Stockholder, (ii) any person or entity when at least 20% of the Registrable Shares initially purchased by such Stockholder from the Company are transferred by such Stockholder, or (iii) if the Stockholder is a person, the Stockholder's spouse or children or to a trust established for the benefit of his spouse, children or himself or herself; provided that the transferee provides written notice of such transfer to the
-------- ----
Company; and provided further that such transferee assumes in writing the
             -------- ------- ----
obligations of the transferor under the agreement and agrees to be bound thereby.

          5.2  Notices.  All notices, requests, consents, and other
               -------
communications under this Agreement shall be in writing and shall be deemed delivered (i) two (2) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to the Company, at StorageNetworks, Inc., 100 Fifth Avenue, Waltham, Massachusetts 02145 Attention: President, or at such other address or addresses as may be provided in writing to the Stockholders by the Company, with a copy to Mark G. Borden, Esq. and John M. Westcott, Jr., Esq., Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109; and

     If to any Stockholder, at the address set forth below such Stockholder's signature on the signature pages of this Agreement or such other address as may have been furnished to the Company in writing by such Stockholder.

     Any party may give notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

          5.3  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of (a) the Company, and (b) Stockholders holding at least seventy-five percent (75%) of the Registrable Shares held by all Stockholders, provided,
--------
that this Agreement may be amended with the consent of the holders of less than all Registrable Shares only in a manner which affects all Registrable Shares in substantially the same manner. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          5.4  Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          5.5  Specific Performance.  In addition to any and all other remedies
               --------------------
that may be available at law in the event of any breach of this Agreement, the Stockholders shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          5.6  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

          5.7  Counterparts; Facsimile Signatures. This Agreement may be
               ----------------------------------
executed in any number of counterparts and by the different parties on separate counterparts each of which, when so executed and delivered, shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

          5.8  Section Headings. The section headings are for the convenience of
               ----------------
the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

          5.9  Pronouns.  Whenever the context may require, any pronouns used in
               --------
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          5.10  Successors and Assigns.  Except as otherwise expressly provided
                ----------------------
herein, this Agreement shall bind and inure to the benefit of the Company and the Stockholders and the respective permitted assigns of the Stockholders and the permitted successors and assigns of the Company. No Stockholder shall have the right to assign or otherwise transfer this Agreement to any other person without the prior written consent of the Company, except as provided in Section 5.1.

          5.11  Warrantholders.  (a) Each holder of a Series B Warrant who
                --------------
executed a counterpart signature page to the Amended and Restated Stockholder Agreement dated July 1, 1999 (such warrantholders are listed on Annex I hereto) shall be deemed a party to this Agreement and upon exercise by each warrantholder of its Series B Warrant and receipt by such warrantholder of the shares of Series B Preferred Stock or Common Stock issuable thereunder, such warrantholder shall be deemed a "Stockholder" for purposes of this Agreement, subject to all of the terms and conditions applicable to Stockholders herein.
(b) Each holder of a Series D Warrant who executes a counterpart signature page to this Agreement shall be deemed a party to this Agreement and upon exercise by each such warrantholder of its Series D Warrants and receipt by such warrantholder of the shares Series D Preferred Stock or Common Stock issuable thereunder, such warrantholder shall be deemed a "Stockholder" for purposes of this Agreement, subject to all of the terms and conditions applicable to Stockholders herein.

               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                         COMPANY:
                                         -------

                                         STORAGENETWORKS, INC.


                                         By: /s/ Peter W. Bell
                                            ------------------------------
                                                 Title:


                                         STOCKHOLDERS:
                                         ------------


                                         PWB LIMITED PARTNERSHIP


                                         By: /s/ Peter W. Bell
                                            ------------------------------
                                                 Name:
                                                 Title:

                                         Address: c/o Peter W. Bell
                                                  68 Pine Street
                                                  Weston, MA 02493

                                         /s/ William D. Miller
                                         ------------------------------
                                         William D. Miller

                                         Address: 5150 Langdale Way
                                                  Colorado Springs, CO 80906


                                         MAWAM LLP


                                         By: /s/ William D. Miller
                                            ------------------------------
                                                  Name:
                                                  Title:

                                         Address: c/o William D. Miller
                                                      5150 Langdale Way
                                                      Colorado Springs, CO 80906




                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         DIXON FAMILY LIMITED PARTNERSHIP


                                         By: /s/ Harold R. Dixon
                                            ------------------------------
                                                 Name:
                                                 Title:

                                         Address: c/o Harold R. Dixon
                                                  71 Meadowbrook Road
                                                  Weston, MA 02193


                                         /s/ Harold R. Dixon
                                         -----------------------------
                                         Harold R. Dixon

                                         Address: 71 Meadowbrook Road
                                                  Weston, MA 02193

                                         /s/ Stephen J. Gaal
                                         -----------------------------
                                         Stephen J. Gaal

                                         Address: 3 West Cedar Street
                                                  Boston, MA 02108

                                         /s/ Roger M. Marino
                                         -------------------------------
                                         Roger M. Marino

                                         Address: 115 Lake Street
                                                  Sherborn, MA 01770


                                         GRAMPEK LIMITED PARTNERSHIP


                                         By: /s/ Roger M. Marino
                                            ------------------------------
                                                 Name:
                                                 Title:


                                         Address: c/o Roger Marino
                                                  115 Lake Street
                                                  Sherborn, MA 01770




                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         GREYLOCK IX LIMITED PARTNERSHIP

                                         By:  Greylock IX GP Limited
                                              Partnership, its General Partner

                                         By: /s/ Henry F. McCance
                                            ------------------------------
                                              General Partner

                                         Address: One Federal Street
                                         Boston, MA 02110








                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         SIGMA PARTNERS IV, L.P.

                                              By: Sigma Management IV, L.L.C.
                                                  Its: General Partner


                                         By:/s/ Robert E. Davoli
                                            ------------------------------
                                              its Managing Director

                                         Address: 20 Custom House
                                                  Suite 830
                                                  Boston, MA 02110


                                         SIGMA ASSOCIATES IV, L.P.

                                              By: Sigma Management IV, L.L.C.
                                                  Its: General Partner


                                         By:/s/ Robert E. Davoli
                                            ------------------------------
                                              its Managing Director

                                         Address: 20 Custom House
                                                  Suite 830
                                                  Boston, MA 02110


                                         SIGMA INVESTORS IV, L.P.

                                         By:  Sigma Management IV, L.L.C.
                                                  Its: General Partner


                                         By:/s/ Robert E. Davoli
                                            ------------------------------
                                              its Managing Director

                                         Address: 20 Custom House
                                                  Suite 830
                                                  Boston, MA 02110







                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         SIGMA PARTNERS V, L.P.

                                              By: Sigma Management V, L.L.C.
                                                  Its:  General Partner


                                         By:/s/ Robert E. Davoli
                                            ------------------------------
                                              its Managing Director

                                         Address: 20 Custom House
                                                  Suite 830
                                                  Boston, MA 02110


                                         SIGMA ASSOCIATES V, L.P.

                                              By: Sigma Management V, L.L.C.
                                                  Its:  General Partner


                                         By:/s/ Robert E. Davoli
                                            ------------------------------
                                              its Managing Director

                                         Address: 20 Custom House
                                                  Suite 830
                                                  Boston, MA 02110


                                         SIGMA INVESTORS V, L.P.

                                         By:  Sigma Management V, L.L.C.
                                                  Its: General Partner


                                         By:/s/ Robert E. Davoli
                                            ------------------------------
                                              its Managing Director

                                         Address: 20 Custom House
                                                  Suite 830
                                                  Boston, MA 02110


                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         GS CAPITAL PARTNERS III, L.P.
                                         By:  GS Advisors III, L.L.C.,
                                              its general partner


                                         By: /s/ John E. Bowman
                                            ------------------------------
                                              Name: John E. Bowman
                                              Title: Vice President

                                         Address: 85 Broad Street
                                                  New York, NY  10004


                                         GS CAPITAL PARTNERS III OFFSHORE, L.P.
                                         By:  GS Advisors III, L.L.C.,
                                              its general partner


                                         By: /s/ John E. Bowman
                                            ------------------------------
                                              Name: John E. Bowman
                                              Title: Vice President

                                         Address: 85 Broad Street
                                                  New York, NY  10004


                                         GOLDMAN, SACHS & CO. VERWALTUNGS
                                                  GmbH

                                         By: /s/ Joseph H. Gleberman
                                            ------------------------------
                                              Name: Joseph H. Gleberman
                                              Title: MANAGING DIRECTOR

                                         and

                                         By: /s/ John E. Bowman
                                            ------------------------------
                                              Name: John E. Bowman
                                              Title: Vice President

                                         Address: 85 Broad Street
                                                  New York, NY  10004



                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         STONE STREET FUND 1999, L.P.
                                         By:  Stone Street 1999 LLC,
                                              its general partner


                                         By: /s/ John E. Bowman
                                            ------------------------------
                                              Name: John E. Bowman
                                                   -----------------------
                                              Title: Vice President
                                                    ----------------------

                                         Address: 85 Broad Street
                                                  New York, NY  10004


                                         PH VENTURES II, LLC


                                         By: /s/ Ben Gomez
                                            ------------------------------
                                              Name: Ben Gomez
                                                   -----------------------
                                              Title: Treasurer
                                                    ----------------------

                                         Address: The Pilot House
                                                  Lewis Wharf
                                                  Boston, MA  02110


                                         PH VENTURES VIII, LLC


                                         By: /s/ Ben Gomez
                                            ------------------------------
                                              Name: Ben Gomez
                                                   -----------------------
                                              Title: Treasurer
                                                    ----------------------

                                         Address: The Pilot House
                                                  Lewis Wharf
                                                  Boston, MA  02110


                                         VAN WAGONER CAPITAL MANAGEMENT, INC.


                                         By:
                                            ------------------------------
                                              Name:
                                                   -----------------------
                                              Title:
                                                    ----------------------

                                         Address: 345 California Street
                                                  Suite 2450
                                                  San Francisco, CA  94104

                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         /s/ William T. Schleyer
                                         ---------------------------------
                                         William T. Schleyer

                                         Address: The Pilot House
                                                  Lewis Wharf
                                                  Boston, MA  02110



                                         THE GREYDOG TRUST


                                         By: /s/ Mary C. Buletza
                                            ------------------------------
                                              Name: Mary C. Buletza
                                                    ----------------------
                                              Title: Trustee
                                                    ----------------------

                                         Address: c/o William T. Schleyer
                                                  The Pilot House
                                                  Lewis Wharf
                                                  Boston, MA  02110


                                         ---------------------------------
                                         Andrew J. Hajducky, III

                                         Address: CMGI
                                                  100 Brickstone Sq.
                                                  5th Floor
                                                  Andover, MA  01810


                                         ---------------------------------
                                         Scott J. Harrington

                                         Address: 16006 Temecula
                                                  Pacific Palisades, CA
                                                  90272


                                         ---------------------------------
                                         Frank E. Bell

                                         Address: 8841 Stonebrooke Trail
                                                  Woodbury, MN  55125



                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         ---------------------------------
                                         Ronald D. Denelle

                                         Address: 55 Cliff Drive
                                                  Narragansett, RI  02882


                                         ---------------------------------
                                         Jeffrey P. Casale


                                         ---------------------------------
                                         Richard J. Dyke


                                         ---------------------------------
                                         John J. Healy


                                         ---------------------------------
                                         John R. McCarthy


                                         ---------------------------------
                                         Robin A. Monleon


                                         ---------------------------------
                                         Robert F. Rinaldi


                                         ---------------------------------
                                         Paul J. Salem


                                         ---------------------------------
                                         William F. Scannell


                                         ---------------------------------
                                         James P. Sullivan


                                         ---------------------------------
                                         Mark B. Ward




                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         DELL USA L.P.

                                         By:  Del. Gen. P. Corp., its General
                                              Partner


                                         By: /s/ Michael D. Lambert
                                            ------------------------------
                                         Title: Senior Vice President

                                         Address: One Dell Way
                                                  Round Rock, TX  78682


                                         GC DEV. CO., INC.

                                         By: /s/ Thomas J. Casey
                                            ------------------------------
                                         Title:

                                         Address: 360 N. Crescent Drive
                                                  Beverly Hills, CA  90210

                                         EXODUS COMMUNICATIONS, INC.


                                         By:
                                            ------------------------------
                                         Title:

                                         Address: 2831 Mission College Blvd.
                                                  Santa Clara, CA  95054


                                         ---------------------------------
                                         Bassam Mohamad

                                         Address: 580 El Arroyo Road
                                                  Hillsborough, CA  94010


                                         ---------------------------------
                                         Robert Helms

                                         Address: 2831 Mission College Blvd.
                                                  Santa Clara, CA  95054


                                         ---------------------------------
                                         Peter Fortenbaugh

                                         Address: 25 Tuscaloosa Avenue
                                                  Atherton, CA  94027




                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         RICHARD STOLTZ AND PATRICIA STOLTZ AS
                                         COMMUNITY PROPERTY


                                         By:
                                            ------------------------------
                                         Title:

                                         Address: 112 Frederick Street
                                                  Santa Cruz, CA  95062


                                         ---------------------------------
                                         Mike Healy

                                         Address: 12221 Brookglen Drive
                                                  Saratoga, CA  95070


                                         ---------------------------------
                                         Adam Wegner

                                         Address: 417 Sonora Drive
                                                  San Mateo, CA  94402


                                         ---------------------------------
                                         Joe Stockwell

                                         Address: 621 Lombardy Way
                                                  Emerald Hills, CA  94062


                                         ---------------------------------
                                         Greg Reyes

                                         Address: 1901 Guadalupe Parkway
                                                  San Jose, CA  95131


                                         THE ANDREESEN 1996 LIVING TRUST


                                         By:
                                            ------------------------------
                                         Title:

                                         Address: c/o Mike Mohr
                                                  Comprehensive Financial
                                                    Management
                                                  16615 Lark Avenue, Suite 101
                                                  Los Gatos, CA  95032




                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         MLS-I, LP, LLP


                                         By:
                                            -----------------------------------
                                         Title:

                                         Address: c/o Marvin Schoffstall
                                                  1818 Signal Hill Drive
                                                  Mechanicsburg,          PA
                                                  17055-1656


                                         CPQ HOLDINGS, INC.


                                         By: /s/ ILLEGIBLE
                                            ------------------------------
                                         Title: VICE PRESIDENT & TREASURER

                                         Address: c/o Compaq Computer
                                                  20555 S.H. 249
                                                  Houston, Texas  77269
                                                  Attn:  Dale Kemp



                                         SUN MICROSYSTEMS, INC.


                                         By: /s/ ILLEGIBLE
                                            ------------------------------
                                         Title: VP

                                         Address: 901 San Antonio Road
                                                  Palo Alto, CA  94303
                                                  Attn: Elizabeth Kurr


                                         VERITAS OPERATING CORPORATION


                                         By: /s/ ILLEGIBLE
                                            ------------------------------
                                         Title: TREASURER

                                         Address: 1600 Plymouth Street
                                                  Mountain View, CA 94043
                                                  Attn:  Ted Urschel







                                                    STOCKHOLDER RIGHTS AGREEMENT

                                         NETWORK APPLIANCE INC.


                                         By: /s/ Jeff Allen
                                            ------------------------------
                                         Title: CFO and VP Operations

                                         Address: c/o Ingemar Lanari
                                                           495 East Java Drive
                                                           Sunnyvale, CA 94089


                                         BROCADE COMMUNICATIONS, INC.


                                         By:/s/ M. Byrd
                                            ------------------------------
                                         Title: VICE PRESIDENT FINANCE AND
                                                CHIEF FINANCIAL OFFICER

                                         Address: 1901 Guadalupe Parkway
                                                  San Jose, CA 95131
                                                  Attn:  Michael Byrd